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                                                                      EXHIBIT 11

                                COX RADIO, INC.

             STATEMENT REGARDING: COMPUTATION OF EARNINGS PER SHARE

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                                                                               SIX MONTHS ENDED
                                                              YEAR ENDED           JUNE 30,
                                                             DECEMBER 31,     -------------------
                                                                 1995          1995        1996
                                                             ------------     -------     -------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
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Pro forma information for the Cox Radio Consolidation:
  Historical net income....................................    $  8,163       $ 3,796     $ 5,213
                                                                =======       =======     =======
  Pro forma common shares outstanding......................      19,578        19,578      19,578
                                                                =======       =======     =======
  Pro forma net income per share...........................    $    .42       $   .19     $   .27
                                                                =======       =======     =======
Pro forma information for the Cox Radio Consolidation and
  the Transactions:
  Historical net income....................................    $  8,163       $ 3,796     $ 5,213
  Pro forma adjustments....................................      (7,011)       (4,681)     (3,697)
                                                                -------       -------     -------
  Pro forma net income (loss)..............................    $  1,152       $  (885)    $ 1,516
                                                                =======       =======     =======
  Pro forma common shares outstanding for the Cox Radio
    Consolidation..........................................      19,578        19,578      19,578
  Issuance of Class A Common Stock in connection
    with the Transactions..................................       7,655         7,655       7,655
                                                                -------       -------     -------
  Pro forma common shares outstanding for the Cox Radio
    Consolidation and the Transactions.....................      27,233        27,233      27,233
                                                                =======       =======     =======
  Pro forma net income (loss) per share....................    $    .04       $  (.03)    $   .06
                                                                =======       =======     =======
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